Exhibit 10.1

Execution Copy

SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED POOLING AGREEMENT

This Second Amendment to the Second Amended and Restated Pooling Agreement dated as of November 13, 2008 (this “Amendment”), is made among Huntsman Receivables Finance LLC (the “Company”), a Delaware limited liability company, Huntsman (Europe) BVBA (the “Master Servicer”), a company organized under the laws of Belgium, the conduit purchasers party hereto from time to time as Series 2000-1 Conduit Purchasers (the “Series 2000-1 Conduit Purchasers”), the several financial institutions party hereto from time to time as Series 2000-1 APA banks (the “Series 2000-1 APA Banks”), the several financial institutions party hereto from time to time as funding agents (the “Funding Agents”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), BNY Financial Services plc, as successor to J.P. Morgan Bank (Ireland) plc, as trustee (the “Trustee”), The Bank of New York Mellon, Brussels Branch, in its capacity as account bank and securities intermediary, and JPMorgan Chase Bank, N.A., as an account bank.

WHEREAS, the Company, the Master Servicer and the Trustee (the “Pooling Agreement Parties”) are parties to the Pooling Agreement dated as of December 21, 2000, as amended and restated by the Amended and Restated Pooling Agreement, dated as of June 26, 2001, as further amended and restated by the Second Amended and Restated Pooling Agreement, dated as of April 18, 2006 (as heretofore amended, restated, supplemented or otherwise modified, the “Pooling Agreement”);

WHEREAS, each of the parties hereto are parties to the Series 2000-1 Supplement dated as of December 21, 2000, as amended and restated by the Amended and Restated Series 2000-1 Supplement dated as of April 18, 2006 and as amended and restated by the Second Amended and Restated Series 2000-1 Supplement dated as of November 13, 2008 (as heretofore amended, restated, supplemented or otherwise modified, the “Series 2000-1 Supplement”);

WHEREAS, pursuant to Section 10.01(b) of the Pooling Agreement, the Pooling Agreement may be amended in writing from time to time by the Master Servicer, the Company and the Trustee with the written consent of the Funding Agents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement subject to the limitations in such Section 10.01(b);

WHEREAS, the Series 2000-1 Conduit Purchasers and the 2000-1 APA Banks are the Investor Certificateholders and hereby represent and warrant that they are the holders of the entire principal amount of Investor Certificates issued pursuant to the Series 2000-1 Supplement;

WHEREAS, the Administrative Agent, the Funding Agents, the Series 2000-1 Conduit Purchasers and the Series 2000-1 APA Banks are a party hereto for purposes of consenting to the amendments provided under this Amendment and agreeing to the provisions of Section 14 of this Amendment; and

WHEREAS, the Pooling Agreement Parties wish to amend the Pooling Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto, hereby agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed to them in Annex X to the Pooling Agreement (as in effect prior to this Amendment).  The provisions of Section 1.02 of the Pooling Agreement shall apply to this Amendment, mutatis mutandis, as if set forth herein.

2.             The Pooling Agreement Parties hereby agree that Section 1.02(j) of the Pooling Agreement shall be and hereby is amended by deleting the existing Section 1.02(j) and replacing it with the following:

“(j)          References to the Pooling Agreement in any other document or agreement inclusive of the Transaction Documents shall be deemed to be references to this agreement as amended, restated, supplemented or otherwise modified from time to time and all assignments hereof.”

3.             The Pooling Agreement Parties hereby agree that Section 1.02 of the Pooling Agreement shall be and hereby is amended by adding the following new paragraph (k):

“(k)         References to any other Transaction Document or any other document or agreement in this Pooling Agreement shall be deemed to be references to any such document or agreement as amended, restated, supplemented or otherwise modified from time to time.”

4.             The Pooling Agreement Parties hereby agree that Article I of the Pooling Agreement shall be and hereby is amended by adding the following new Section 1.03:

“SECTION 1.03 Calculations.

All calculations under this Agreement shall be in U.S. Dollars so that for purposes of calculating or determining any Invested Amount, any Invested Percentage, the Aggregate Receivables Amount and any Target Receivables Amount and any term or amount incorporated into any of the foregoing definitions or calculations, amounts denominated in a currency other than U.S. Dollars shall be converted on a pro forma basis into U.S. Dollars at the Spot Rate as in effect on the date of the relevant calculations or determination.”

5.             The Pooling Agreement Parties hereby agree that Annex X to the Pooling Agreement shall be and hereby is amended by deleting the existing Annex X in its entirety and replacing it with Annex X in the form attached hereto as Schedule VI.

6.             The Pooling Agreement Parties hereby agree that Part (D) of Schedule 1 to the Pooling Agreement shall be and hereby is amended by deleting the existing Part (D) of Schedule 1 in its entirety and replacing it with Part (D) of Schedule 1 in the form attached hereto as Schedule I.

7.             The Pooling Agreement Parties hereby agree that Part (F) of Schedule 1 to the Pooling Agreement shall be and hereby is amended by deleting the existing Part (F) of Schedule 1 in its entirety and replacing it with Part (F) of Schedule 1 in the form attached hereto as Schedule II.

8.             The Pooling Agreement Parties hereby agree that Schedule 3 to the Pooling Agreement shall be and hereby is amended by deleting the existing Schedule 3 in its entirety and replacing it with Schedule 3 in the form attached hereto as Schedule III.

9.             The Pooling Agreement Parties hereby agree that Schedule 4 to the Pooling Agreement shall be and hereby is deleted in its entirety.

10.           The Pooling Agreement Parties hereby agree that Schedule 5 to the Pooling Agreement shall be and hereby is amended by deleting the existing Schedule 5 in its entirety and replacing it with Schedule 5 in the form attached hereto as Schedule IV.

11.           The Pooling Agreement Parties hereby agree that Schedule 6 to the Pooling Agreement shall be and hereby is amended by deleting the existing Schedule 6 in its entirety and replacing it with Schedule 6 in the form attached hereto as Schedule V.

12.           The Pooling Agreement Parties hereby agree that notwithstanding anything to the contrary in the Series 2000-1 Supplement or the Pooling Agreement:

(a)       the payment of Series 2000-1 Pay-Off Amounts to the Series 2000-1 Finance Parties in accordance with Section 2.14(b) through Section 2.14(g) of the Series 2000-1 Supplement shall be deemed to be a final distribution pursuant to Section 9.03 of the Pooling Agreement with respect to the Series 2000-1 VFC Certificates and, on the date it receives such notices of receipt of the Series 2000-1 Pay-Off Amounts (the “Release Date”), the Trustee shall release the security interest granted to the Trustee for the benefit of the Holders pursuant to the Pooling Agreement in accordance with Section 2.14(g) of the Series 2000-1 Supplement as if the requirements of Section 9.04 of the Pooling Agreement had been met;

(b)       following the Release Date, by 12.30 p.m. (London time) on each Business Day, the Trustee shall transfer all funds then on deposit in each Company Concentration Account and each Series Account to the relevant Company Receipts Account; provided that the Trustee may deduct its pro rated monthly fees of USD 4,583.33 per month from such transfers; and

(c)       on and after the Release Date, the Trustee shall have no further obligations or duties under the Pooling Agreement, except (i) as provided in clause (b) above, (ii) any actions required to be performed by the Trustee in connection with the termination of the Trust or the release of the security interest granted under the Pooling Agreement and (iii) any provisions of the Pooling Agreement which are expressed to survive the termination of the Pooling Agreement.

13.           The amendments under Sections 2 through 12 of this Amendment shall become effective upon:  (a) the Second Amended and Restated Series 2000-1 Supplement, dated as of the date hereof, among others, the parties hereto becoming effective in accordance with its terms; (b) satisfaction of the conditions set forth in Section 2.09(b) of the Pooling Agreement with respect to the addition of Huntsman Advanced Materials (Europe) BVBA and Huntsman Advanced Materials Americas Inc. as Approved Originators; (c) the Amendment to Second Amended and Restated Servicing Agreement dated as of the date hereof, by, among others, the parties hereto becoming effective in accordance with its terms; and (d) satisfaction or waiver of the conditions set forth in Section 2.10 of the Pooling Agreement with respect to the removal of Huntsman Petrochemicals (UK) Limited, Huntsman Expandable Polymers Corporation LC and Huntsman Polymers Corporation as Approved Originators, in each case to the satisfaction (in form and substance) of the Series 2000-1 Purchasers.

14.           The Funding Agents, the Series 2000-1 Conduit Purchasers, the Series 2000-1 APA Banks and the Administrative Agent hereby acknowledge and consent to the provisions of this Amendment.

15.           Each of the parties hereto hereby agrees that the Fourth Amendment to Series 2000-1 Supplement and Third Amendment to Pooling Agreement dated as of October 27, 2008 (the “October Amendment”), by, among others, the Company, the Master Servicer, the Trustee, and certain of the Series 2000-1 Conduit Purchasers, the Series 2000-1 APA Banks and the Funding Agents, and the Administrative Agent shall, upon the effectiveness of this Amendment in accordance with Section 12, be terminated and cease to have any further effect.  The parties hereto acknowledge that notwithstanding the description of the October Amendment as being a Third Amendment to the Pooling Agreement, this Amendment is described as the Second Amendment to the Pooling Agreement (there being no prior “Second Amendment”).

16.           Except as expressly amended by this Amendment, the Pooling Agreement is ratified and confirmed in all respects and the terms, provisions and conditions thereof are and shall remain in full force and effect.

17.           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

18.           This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

19.           The provisions of Sections 11.08, 11.14 and 11.17 of the Series 2000-1 Supplement shall apply hereto, mutatis mutandis, as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE LLC,
as Company

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Vice President and Treasurer

HUNTSMAN (EUROPE) BVBA,
as Master Servicer

By:	/s/ SEAN DOUGLAS
Name: Sean Douglas
Title: Attorney-in-Fact

By:
Name:
Title:

BNY FINANCIAL SERVICES PLC
not in its individual capacity but solely as Trustee

By:	/s/ ANDREW MCLEOD
Name: Andrew McLeod VP
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON,
in its capacity as account bank and securities intermediary

By:	/s/ TREVOR BLEWER
Name: Trevor Blewer
Title: Vice President

[Second Amendment to Pooling Agreement Signature Page 1 to 5]

Consented and agreed to as of the date first written above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ CHARLES SIMOND
Name: Charles Simond
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as Funding Agent

By:	/s/ CHARLES SIMOND
Name: Charles Simond
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as a Series 2000-1 APA Bank

By:	/s/ CHARLES SIMOND
Name: Charles Simond
Title: Executive Director

CHARIOT FUNDING LLC,
as a Series 2000-1 Conduit Purchaser
By: JPMorgan Chase Bank, N.A.,
as its attorney-in-fact

By:	/s/ CHARLES SIMOND
Name: Charles Simond
Title: Executive Director

[Second Amendment to Pooling Agreement Signature Page 2 to 5]

WACHOVIA CAPITAL MARKETS, LLC,
as Funding Agent

By:	/s/ EERO H. MAKI
Name: Eero H. Maki
Title: Director

WACHOVIA CAPITAL MARKETS, LLC,
as a Series 2000-1 APA Bank

By:	/s/ EERO H. MAKI
Name: Eero H. Maki
Title: Director

VARIABLE FUNDING CAPITAL COMPANY, LLC,
as a Series 2000-1 Conduit Purchaser
By: Wachovia Capital Markets, LLC
as its attorney-in-fact

By:	/s/ DOUGLAS R. WILSON, SR.
Name: Douglas R. Wilson, Sr.
Title: Director

[Second Amendment to Pooling Agreement Signature Page 3 to 5]

BARCLAYS BANK PLC,
as Funding Agent

By:	/s/ JEFFREY GOLDBERG
Name: Jeffrey Goldberg
Title: Associate Director

BARCLAYS BANK PLC,
as a Series 2000-1 APA Bank

By:	/s/ JEFFREY GOLDBERG
Name: Jeffrey Goldberg
Title: Associate Director

SHEFFIELD RECEIVABLES CORPORATION,
as a Series 2000-1 Conduit Purchaser
By: Barclays Bank PLC,
as its attorney-in-fact

By:	/s/ JASON D. MUNCY
Name: Jason D. Muncy
Title: Associate Director

[Second Amendment to Pooling Agreement Signature Page 4 to 5]

HSBC BANK PLC,
as a Funding Agent

By:	/s/ NIGEL BATLEY
Name: Nigel Batley
Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Series 2000-1 APA Bank

By:	/s/ DAVID A. MANDELL
Name: David A. Mandell
Title: Managing Director

REGENCY ASSETS LIMITED,
as a Series 2000-1 Conduit Purchaser

By:	/s/ MICHAEL WHELAN
Name: Michael Whelan
Title: Director

[Second Amendment to Pooling Agreement Signature Page 5 to 5]

SCHEDULE VI
to Amendment

ANNEX X

to

Pooling Agreement

ANNEX X
to
Pooling Agreement

“ABR” shall mean, for any day, a per annum alternate base rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (d) the Eurocurrency Rate for a one month Accrual Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate appearing with respect to the relevant currency on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  If for any reason, the relevant Funding Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate, the Federal Funds Effective Rate or the Eurocurrency Rate or any of them for any reason, including the inability or failure of the relevant Funding Agent to obtain sufficient quotations in accordance with the terms of the definitions thereof, the ABR shall be determined without regard to clause (b), (c) and/or (d), (as applicable), of the immediately preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.  The term “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the relevant Funding Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.  The term “Base CD Rate” shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.  The term “Three-Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the relevant Funding Agent from three negotiable certificate of deposit dealers in New York City of recognized standing selected by it.

“Accrual Period” shall mean, for any Series, the period from and including a Distribution Date, or, in the case of the initial Accrual Period for such Series, the date of issuance of such Series, to but excluding the succeeding Distribution Date.

“Accumulation Period” shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement.

“Acquired Line of Business” shall mean any business acquired by an Approved Originator after the Series 2000-1 Issuance Date.

“Acquired Line of Business Receivables” shall mean Receivables generated by an Approved Originator arising from an Acquired Line of Business.

“Additional Originator” shall mean any Originator added as an Approved Originator pursuant to Section 2.09 of the Pooling Agreement after the Initial Issuance Date.

“Adjusted Invested Amount” shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement.

“Adjustment Payments” shall mean the collective reference to payments of Originator Adjustment Payment, Originator Dilution Adjustment Payment or Originator Indemnification Payment, any Contributor Adjustment Payment, Contributor Dilution Adjustment Payment or Contributor Indemnification Payment, and (iii) any other payment made in accordance with Sections 2.05 and 2.06 (or corresponding section) of the applicable Origination Agreement, Sections 2.05(a) and (b) of the Pooling Agreement and Section 4.05 of the Servicing Agreement.

“Administrative Agent” shall mean, with respect to any Series, the Person, if any, so designated in the related Supplement.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aged Receivables Ratio” shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the sum of (a) the aggregate unpaid balance of Receivables contributed by the Contributor to the Company (and with respect to which the Company has granted the Participation and a security interest to the Trust) that were 61 to 90 days past due and (b) the aggregate amount of Receivables that were charged off as uncollectible prior to the day that is 61 days after its original due date during such Settlement Period, and the denominator of which shall be the aggregate Principal amount of Receivables contributed by the Contributor to the Company (and with respect to which the Company has granted the Participation and a security interest to the Trust) during the third prior Settlement Period (including the Settlement Period ended on such day).

“Aggregate Adjusted Invested Amount” shall mean, with respect to any date of determination, the sum of the Adjusted Invested Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Allocated Receivables Amount” shall mean, with respect to any date of determination, the sum of the Allocated Receivables Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Daily Collections” shall mean, with respect to any Business Day, the aggregate amount of all Collections in immediately available funds deposited into the Company Concentration Accounts on such day by 12:30 p.m. London time and available for allocation to different Series.

“Aggregate Initial Daily Collections” shall mean, with respect to any Business Day, the aggregate amount of all Collections deposited into the Collection Accounts.

“Aggregate Invested Amount” shall mean, at any date of determination, the sum of the Invested Amounts with respect to all Outstanding Series on such date of determination.

“Aggregate Obligor Country Overconcentration Amount” shall mean, on any date of determination, the aggregate Principal Amount of non-Defaulted Receivables due from Obligors in Approved Obligor Countries which, when expressed as a percentage of the Principal Amount of all Eligible Receivables in the Trust at such date of determination, exceeds the Approved Obligor Country Overconcentration Limit.

“Aggregate Obligor Overconcentration Amount” shall mean, on any date of determination, the Principal Amount of non-Defaulted Receivables due from an Eligible Obligor and with respect to which a Participation has been granted by the Company to the Trust at such date, that when expressed as a percentage of the Principal Amount of all Eligible Receivables in the Trust at such date of determination, exceeds the Obligor Limit set forth in Schedule 3 to the Pooling Agreement under heading (E) “Obligor Limit”.

“Aggregate Originator Country Overconcentration Amount” shall mean, on any date of determination, the aggregate Principal Amount of non-Defaulted Receivables sold by an Approved Originator which, when expressed as a percent of the Principal Amount of all Eligible Receivables in the Trust at such date of determination, exceeds the Approved Originator Country Overconcentration Limit.

“Aggregate Receivables Amount” shall mean, on any date of determination, without duplication, the aggregate Principal Amount of all Eligible Receivables owned by the Company at the end of the Business Day immediately preceding such date minus (i)  the Aggregate Obligor Overconcentration Amount; (ii) the Aggregate Obligor Country Overconcentration Amount; (iii) the Aggregate Originator Country Overconcentration Amount; (iv) an amount equal to Timely Payment Accruals and Commission Accruals; (v) an amount equal to the Volume Rebate Accrual; (vi) the Potential Offset Amount; and (vii) the Belgian Collection Adjustment Amount.

“Aggregate Target Receivables Amount” shall mean, on any date of determination, the sum of the Target Receivables Amounts with respect to all Outstanding Series on such date of determination.

“Allocable Charged-Off Amount” shall have, with respect to any Series, the meaning assigned in Section 3.01(g)(i)(A) of the Pooling Agreement as modified by any Supplement for such Series.

“Allocable Recoveries Amount” shall have, with respect to any Series, the meaning assigned in Section 3.01(g)(i)(B) of the Pooling Agreement as modified by any Supplement for such Series.

“Allocated Receivables Amount” shall have, with respect to any Outstanding Series, the meaning assigned in the related Supplement for such Outstanding Series.

“Amortization Period” shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement for such Outstanding Series.

“Applicable Insolvency Laws” shall mean, with respect to any Person, any applicable bankruptcy, insolvency or other similar United States or foreign law now or hereafter in effect.

“Applicable Notice Provisions” shall mean the notice provisions set forth in Section 8.11 (or corresponding section)  of the applicable Origination Agreement.

“Applicants” shall have the meaning assigned in Section 5.08 of the Pooling Agreement.

“Appropriate Rating” shall mean (i) the rating required to maintain the existing rating, whether direct or indirect, on each Outstanding Series of Investor Certificates and if no such rating exists for such Series of Investor Certificates then (ii) a rating at a level agreed upon between the Company and the Trustee acting at the direction of the Funding Agent(s).

“Approved Acquired Line of Business” shall mean each Acquired Line of Business approved by the Funding Agents in accordance with the proviso in the definition of Eligible Receivables, with effect on and after the date of such approval.

“Approved Contract Jurisdiction” shall mean (i) the jurisdictions set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under heading (B) “Approved Contract Jurisdictions”, representing jurisdictions the law of which may govern Contracts and (ii) any additional contract jurisdiction added in accordance with Section 2.09 of the Pooling Agreement.

“Approved Currency” shall mean (i) initially, United States Dollars, Pound Sterling, and Euro and (ii) any additional legal currency added in accordance with Section 2.09 of the Pooling Agreement.

“Approved Obligor Country” shall mean (i) the countries set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under heading (A) “Approved Obligor Countries” and (ii) any Obligor Country which may be added pursuant to and in accordance with the provisions of Section 2.09(c) of the Pooling Agreement.

“Approved Obligor Country Overconcentration Limit” shall mean, with respect to each Approved Obligor Country the percentage, as set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under the heading (D) “Approved Obligor Country Limit”, (i) which appears next to the applicable ratings category of the foreign currency rating for such Approved Obligor Country; provided that if the foreign currency, long-term debt ratings given by S&P and Moody’s to any Obligor Country would result in different applicable percentages under Schedule 3 to the Pooling Agreement, the applicable percentage shall be the percentage associated with the lower foreign currency, long-term debt rating, as between S&P’s rating and Moody’s rating, of such Obligor Country or (ii) which is otherwise set forth next to the name of a specified Approved Obligor Country, in each case, such percentage representing with respect to each such country the maximum aggregate percentage of Receivables that may constitute the Trust pool where the related Obligors are residents in such country.

“Approved Originator” shall mean (i) (A) with respect to the U.S. Originators, Tioxide Americas Inc., Huntsman Propylene Oxide Ltd., Huntsman International Fuels L.P., Huntsman Ethyleneamines Ltd., Huntsman International LLC, Huntsman Advanced Materials Americas Inc. and Huntsman Petrochemical Corporation; and (B) with respect to the European Originators, Huntsman Holland B.V., Tioxide Europe Limited, Huntsman Advanced Materials (Europe) BVBA, Huntsman Surface Sciences UK Ltd., Tioxide Europe S.r.l., Huntsman Surface Sciences Italia S.r.l., Huntsman Patrica

S.r.l., Tioxide Europe S.L., Huntsman Performance Products Spain, S.L., Tioxide Europe S.A.S. and Huntsman Surface Sciences (France) S.A.S.; and (ii) any entity that may be approved as an Additional Originator pursuant to, and in accordance with, the provisions of Section 2.09 of the Pooling Agreement.

“Approved Originator Country Overconcentration Limit” shall mean, with respect to each country in which an Approved Originator is located, the percentage, as set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under heading (F) “Approved Originator Country Overconcentration Limit”, which appears next to the name of such country, such percentage representing with respect to each such country the maximum aggregate percentage of Receivables that may constitute the Trust pool where the related Approved Originators are residents in such country.

“Approved Originator Joinder Agreement” shall mean the agreement in the form of Schedule 3 (or corresponding schedule) attached to the applicable Origination Agreement.

“Authorized Newspaper” shall mean collectively, the Wall Street Journal, the International Wall Street Journal, the Financial Times (European Edition) of London, England, and solely with respect to Certificates listed on the Luxembourg Stock Exchange, d’Wort of Luxembourg.  If any of such newspapers shall cease to be published, the Master Servicer, the Company (or the Master Servicer on behalf of the Company) or the Trustee shall substitute for it another newspaper in Luxembourg (with respect to d’Wort of Luxembourg) and in Europe (with respect to the International Wall Street Journal and the Financial Times (European Edition) of London, England) and in the United States (with respect to the Wall Street Journal), customarily published at least once a day for at least five (5) days in each calendar week, of general circulation.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101 1330, as amended.

“Belgian Collection Adjustment Amount” shall mean on any date of determination, the amount (if any) equal to the product of the Principal Amount of non-Defaulted Receivables sold by the Belgian Originator multiplied by the Belgian Collection Adjustment Percentage; provided that no Belgian Collection Adjustment Amount shall apply on and after the date upon which for three (3) consecutive Settlement Periods the amount of Belgian Collections received during each Settlement Period in the Belgian Collection Account exceeeds 95% of the amount of Belgian Collections received during the such Settlement Period.

“Belgian Collection Adjustment Percentage” shall mean (1) on any date of determination occurring during the nine months immediately after the Series 2000-1 Issuance Date on which the Servicer Guarantor’s corporate credit rating by S&P is less than “B” and the corporate family rating by Moody’s is less than “B2” and (2) on any date of determination occurring nine months after the Series 2000-1 Issuance Date, the amount expressed as a percentage equal to (a) (i) 0.95 multiplied by the amount of Belgian Collections received during the Settlement Period most recently ended minus (ii) the amount of Belgian Collections received during the Settlement Period most recently ended in the Belgian Collection Account divided by (b) the amount of Belgian Collections received during the relevant Settlement Period; provided that if the amount calculated is a negative value, the Belgian Collection Adjustment Percentage shall be an amount equal to zero; provided, further, that after any date on which the Belgian Collection Adjustment Percentage has been zero, it shall remain zero.

“Belgian Collections” shall mean Collections received with respect to Receivables originated by the Belgian Originator(s).

“Belgian Collection Accounts” shall mean the Collection Accounts into which Belgian Collections are to be paid or deposited.

“Belgian Originator” shall mean any of (i) Huntsman Advanced Materials (Europe) BVBA and (ii) after the Initial Issuance Date, any Approved Originator incorporated in Belgium.

“Belgian Receivables” shall mean the Receivables originated by a Belgian Originator and sold to Huntsman International, then contributed, transferred, assigned and conveyed to the Company and with respect to which a Participation and security interest were granted by the Company to the Trust.

“Belgian Receivables Purchase Agreement” means the Belgian Receivables Purchase Agreement dated November 13, 2008, between the Belgian Originators and the Contributor as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Board” means, with respect to any entity, such entity’s board of directors (in the case of a corporation), board of managers (in the case of a limited liability company) or equivalent governing body in other cases.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Book-Entry Certificates” shall mean Certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.12 of the Pooling Agreement; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Book-Entry Holders, such Investor Certificates shall no longer be “Book-Entry Certificates.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday and (ii) any other day on which commercial banking institutions or trust companies in (A) the State of New York, (B) London, England, or (C) the city where the Corporate Trust Office of the Trustee is located, which on the Effective Date shall be Dublin, Ireland and which, in each case, are authorized or obligated by law, executive order or governmental decree to be closed; provided that, when used in connection with the calculation of Certificate Rates which are determined by reference to the One-Month LIBOR, “Business Day” means any business day banks are open for dealings in dollar deposits in the London interbank market; and further provided that when used in connection with the calculation of Certificate Rates which are determined by reference to the One-Month EURIBOR, “Business Day” means any business day on which commercial banks are open for business in London, Amsterdam and Luxembourg and on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) payment system is operating.

“Business Day Received” shall mean, except as otherwise set forth in the applicable Supplement, with respect to funds deposited in a Collection Account, such day of deposit.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Certificate” shall mean any certificate issued pursuant to the Pooling Agreement or any Supplement.

“Certificate Book-Entry Holder” shall mean, with respect to a Book-Entry Certificate, the Person who is listed on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency, as the beneficial owner of such Book-Entry Certificate (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate of Formation” shall mean the certificate of formation with respect to the Company filed with the Secretary of State of Delaware pursuant to Section 18-201 of the Delaware Limited Liability Company Act, and any and all amendments thereto and restatements thereof.

“Certificate Rate” shall mean, with respect to any Series and Class of Investor Certificates, the percentage interest rate (or formula on the basis of which such interest rate shall be determined) stated in the applicable Supplement.

“Certificate Register” shall mean the register maintained pursuant to Section 5.03(a) of the Pooling Agreement providing for the registration of the Investor Certificates and transfers and exchanges thereof.

“Change of Control” shall mean:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (“Person” or “Group”), other than Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”) or GOP, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) (“Beneficial Owner”), directly or indirectly, of 35% or more of the then outstanding voting capital stock of Huntsman International other than in a transaction having the approval of the Board of the Parent Company, or, if there is no Parent Company, of the Board of Huntsman International; provided, that in each case, at least a majority of the members of such approving Board are Continuing Directors of such entity; or

(b)           Continuing Directors cease to constitute at least a majority of the members of the Board of Huntsman International or the Board of any Parent Company; or

(c)           (1) any Person or Group, other than the Huntsman Group or GOP, is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the then outstanding voting capital stock of Huntsman International and (2) the long-term corporate credit rating of Huntsman International has been reduced to “B-” or below by S&P or “B3” or below by Moody’s as a result thereof; or

(d)           the acquisition, directly or indirectly, of 35% or more of the then outstanding voting capital stock of the Parent Company by Hexion Specialty Chemicals Inc. or any of its Affiliates.

“Charged-Off Receivables” shall mean, with respect to any Settlement Period, all Receivables which, in accordance with the Policies have or should have been written off during such Settlement Period as uncollectible, including the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

“Class” shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series as specified in the related Supplement.

“Clean Up Call Repurchase Price” shall have the meaning assigned in Section 9.02(a) of the Pooling Agreement.

“Clearing Agency” shall mean each organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects transfers and pledges of securities deposited with such Clearing Agency.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collection Account Agreements” shall mean (i) on the Effective Date, each of the Collection Account Agreements, dated as of December 21, 2000 (or thereabout, between the Company and the Collection Account Bank, and (ii) after the Effective Date, any other collection account agreement entered into by the Company and an Eligible Institution, in each case in the form reasonably satisfactory to each Funding Agent.

“Collection Account Bank” shall mean any bank holding a Collection Account or a Master Collection Account which will be an Eligible Institution appointed by the Company.

“Collection Accounts” shall mean the accounts established and maintained by the Company in accordance with the Collection Account Agreements and into which Collections shall be deposited.

“Collections” shall mean all collections and all amounts received in respect of the Receivables in which a Participation has been granted to the Trust and in which a security interest was granted in favor of the Trustee for the benefit of the Certificateholders, including Recoveries, Adjustment Payments, indemnification payments made by the Master Servicer, and payments received in respect of Dilution Adjustments, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including collections evidenced by an account, note, instrument, letter of credit, security, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security), whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all “proceeds” of the Receivables as defined in Section 9-102(a)(64) of the applicable UCC.

“Commission” shall means a payment made to a third party vendor or distributor who on-sells products to Obligors.

“Commission Accruals” shall mean, with respect to any date of determination, for the purposes of determining the Aggregate Receivables Amount, the aggregate amount of outstanding Commission balances as of the Business Day immediately preceding the date of such determination.

“Company” shall mean Huntsman Receivables Finance LLC, a limited liability company organized under the laws of the State of Delaware.

“Company Concentration Accounts” shall mean the accounts which are established by the Trustee pursuant to Section 3.01(a)(i) of the Pooling Agreement and set forth in Schedule 1 to the Pooling Agreement.

“Company Exchange” shall have the meaning assigned in Section 5.11(a) of the Pooling Agreement.

“Company Obligations” shall mean all obligations owed by the Company for commissions, fees, expenses, indemnifications, and all other obligations and liabilities of every nature of the Company, from time to time owed to the Trustee, each Funding Agent and the Investor Certificateholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or thereafter incurred, whether on account of commissions, amounts owed and payable, incurred fees, indemnities, out of pocket costs or expenses (including all reasonable fees and disbursements of counsel) or otherwise which arise under any Transaction Document.

“Company Receipts Accounts” shall mean the accounts established and maintained by the Company pursuant to Section 3.01(c) of the Pooling Agreement and set forth in Schedule 1 to the Pooling Agreement, which are in existence from time to time and into which amounts due to the Company under the Pooling Agreement and any Supplement are deposited from time to time.

“Company Subordinated Obligations” shall mean any Company Obligation or other liability designated as such in any Pooling and Servicing Agreement, each of which payment obligations and other liabilities shall (i) be subordinated and subject to the prior payment in full of all Company Unsubordinated Obligations then due, (ii) be made solely from funds available to the Company that are not required to be applied to Company Unsubordinated Obligations then due and (iii) not constitute a general recourse claim against the Company, but only a claim against the Company to the extent of funds available to the Company after satisfying all Company Unsubordinated Obligations then due.

“Company Unsubordinated Obligations” shall mean all Company Obligations and other liabilities of the Company under any Pooling and Servicing Agreement that are not designated as Company Subordinated Obligations.

“Confidential Information” shall have the meaning assigned to such term in Section 8.16 of the Contribution Agreement.

“Continuing Directors” shall mean, as of any date and with respect to any entity, the collective reference to:

(a)           all members of the Board of such entity who have held office continuously since the date of this Agreement, and

(b)           all members of the Board of such entity who assumed office after the date of this Agreement and whose appointment or nomination for election by the holders of voting capital stock of such entity was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination or by the Huntsman Group.

“Contract” shall mean an agreement between an Originator and an Obligor (including but not limited to, a written contract, an invoice, a purchase order or an open account) pursuant to or under which such Obligor shall be obligated to make payments in respect of any Receivable or any Related Property to such Originator from time to time.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” shall mean the Amended and Restated Contribution Agreement dated as of April 18, 2006, between Huntsman International, as contributor, and the Company, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Contribution Date” shall have the meaning set forth in Section 2.01(a)(i) of the Contribution Agreement.

“Contribution Value” shall have the meaning set forth in Section 2.02 of the Contribution Agreement.

“Contributor” shall mean Huntsman International.

“Contributor Adjustment Payment” shall have the meaning assigned to such term in Section 2.06(a) of the Contribution Agreement.

“Contributor Dilution Adjustment Payment” shall have the meaning assigned to such term in Section 2.05 of the Contribution Agreement.

“Contributor Indemnification Payment” shall have the meaning assigned to such term in Section 2.06(b) of the Contribution Agreement.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Effective Date through the Transferred Business Effective Date was located at JPMorgan House, International Financial Services Centre, Dublin 1, Ireland and on and after the Transferred Business Effective Date is located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

“Credit Enhancement” shall have the meaning ascribed to such term in the Asset Purchase Agreement for the respective Series.

“Credit Enhancer” shall mean, with respect to any Series, that Person, if any, designated as such in the applicable Supplement.

“CT Corporation” shall mean CT Corporation Inc.

“Daily Report” shall mean a report prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement on each Business Day, substantially in the form of Exhibit B attached to the Pooling Agreement.

“Days Sales Outstanding” shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (i) 91 and (ii) the amount obtained by dividing (A) the aggregate Principal Amount of Receivables as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date, by (B) the aggregate Principal Amount of Receivables contributed by the Contributor to the Company (and with respect to which thereafter the Company has granted the Participation to the Trust and a security interest in favor of the Trustee for the benefit of the Certificateholders) for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

“Defaulted Receivable” shall mean any Eligible Receivable (a) which is unpaid in whole or in part (other than as a result of a Dilution Adjustment) for more than sixty (60) days after its original due date or (b) which is a Charged-Off Receivable prior to sixty (60) days after the original due date.

“Definitive Certificates” shall have the meaning assigned in Section 5.12 of the Pooling Agreement.

“Delinquency Ratio” shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the aggregate unpaid balance of Receivables contributed by the Contributor to the Company (and with respect to which the Company has granted a Participation and a security interest to the Trust) that were thirty one (31) to sixty (60) days past due during such Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables contributed by the Contributor to the Company (and, in each case, the Company has granted a Participation and a security interest to the Trust) during the second prior Settlement Period (including the Settlement Period ended on such day).

“Depository” shall mean, with respect to any Series, the Clearing Agency designated as the “Depository” in the related Supplement.

“Depository Agreement” shall mean, with respect to any Series, an agreement among the Company, the Trustee and a Clearing Agency, in a form reasonably satisfactory to the Trustee, and the Company.

“Depository Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book entry transfers and pledges of securities deposited with the Depository.

“Designated Line of Business” shall mean any line of business which the Master Servicer can identify by means of product, ledger, code or other means of identification so that Receivables originated with respect to such Designated Line of Business are identifiable and distinguished from all other Receivables of the relevant Originator or Originators.

“Dilution Adjustment” shall mean any payment adjustments (including payment adjustments arising as a result of any reconciliation) of any Eligible Receivables, and the amount of any other reduction of any payment under any Receivable, in each case granted or made by an Originator to the related Obligor; provided, however, that a “Dilution Adjustment” shall not include (1) any Collection on a Receivable or Charged-Off Receivable or (2) any Timely Payment Discount, Commission or any Volume Rebate for which a reserve is maintained to account for any potential offset; provided, further, that for purposes of determining the Dilution Ratio, with respect to Dilution Adjustments relating to invoices where the entire invoice balance has been cancelled or credited (each referred to as “credited”) and a rebilled invoice subsequently issued for the same item (together called “credit and re-bills”), the Dilution Adjustment shall include: (i) the net difference (only if a positive value) between the original invoice amount and the subsequent rebilled amount so long as the rebilled invoice is issued within 5 Business Days of the original invoice being credited, which was credited in its entirety or (ii) the entire amount of the cancelled or credited invoice should the subsequent rebilled invoice be issued after 5 Business Days of the original invoice being credited in its entirety. For credit and re-bills in which the credit and re-bill occur in separate Settlement Periods, the amount of the Dilution Adjustment, as calculated above will be listed as occurring in the Settlement Period of the original invoice date.

“Dilution Horizon” shall mean in relation to any Receivable the number of days from the date on which such Receivable was created to the date on which a Dilution Adjustment with respect to such Receivable is issued by the Originator. Dilution Horizon relating to invoices where the entire invoice balance has been cancelled or credited and a rebilled invoice subsequently issued for the same item (together called “credit and re-bills”) shall mean the number of days from the date on which the invoice reflecting such Receivable was first created to the date of the re-billed invoice.

“Dilution Horizon Factor” shall mean a fraction, the numerator of which is the aggregate weighted average Dilution Horizon of the Originators (based upon the Dilution Adjustment of the selected Receivables) for such period. “Dilution Horizon Factor” shall be calculated by the Master Servicer each June and December by selecting a random sample of 50 Dilution Adjustments per each Originator over the preceding three months, with the exception of Huntsman Petrochemical Corporation and Huntsman Holland B.V. in which case the random sample shall include 100 Dilution Adjustments created during such period.  The Master Servicer will prepare a table by originator for the Funding Agents which will include for each Dilution Adjustment the original invoice date, invoice amount, Obligor, amount of the credit or net from credit and re-bill, if applicable (see Dilution Adjustment), and a description of each Dilution Adjustment.  A weighted average Dilution Horizon per Originator in days will be computed therefrom based on the amount of Dilution Adjustment per item and the Dilution Horizon per item.   A weighted average for the program will be computed therefrom by weighting the weighted average Dilution Horizon per Originator by the average amount of Dilution Adjustments by originator over the preceding three months.  The denominator for “Dilution Horizon Factor” shall be 30; it being understood, that if the required sample size of Dilution Adjustments is not available, the Master Servicer will compute the preceding calculations on such other amount available; it being further understood, that the random sample shall not include any adjustments resulting from any Timely Payment Discount, Commission or any Volume Rebate for which a reserve is maintained to account for any potential offset.

“Dilution Period” shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the quotient of (i) the product of (A) the aggregate Principal Amount of the Receivables that were contributed by the Contributor to the Company (and in which thereafter a Participation and security interest were granted by the Company to the Trust), as applicable during the Settlement Period immediately preceding such earlier Settlement Report Date and (B) the Dilution Horizon Factor as of such Settlement Report Date and (ii) the Aggregate Receivables Amount as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date.

“Dilution Ratio” shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments made during such Settlement Period divided by the aggregate Principal Amount of Receivables that were contributed by the Contributor to the Company (and thereafter a Participation and security interest were granted by the Company to the Trust) during the immediately preceding Settlement Period (including the Settlement Period ended on such day).

“Discounted Percentage” shall mean (i) with respect to the calculation of the Contribution Value attributed to the Receivables and the other Receivable Assets related thereto to be contributed by the Contributor to the Company, a percentage agreed upon by the Contributor, and consented to by each Funding Agent (such consent not to be unreasonably withheld) from time to time that reflects, among other factors, the historical rate at which Receivables are charged off in accordance with the Policies and (ii) with respect to the calculation of the related Contribution Value or Originator Purchase Price, a percentage agreed upon by the related Originator and the Contributor and consented to by each Funding Agent (such consent not to be unreasonably withheld) from time to time that reflects, among other factors, the historical rate at which Receivables are charged off in accordance with the Policies of the related Originator.

“Distribution Date” shall mean, (i) except as otherwise set forth in the applicable Supplement and in clause (ii) hereof, the 15th day of the month, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Dollars”, “United States Dollars”, “U.S. Dollars” and “$” shall mean the legal currency of the United States of America.

“Dutch Originator” shall mean any of (i) Huntsman Holland B.V. and (ii) after the Initial Issuance Date, any Approved Originator incorporated in the Netherlands.

“Dutch Receivables” shall mean the Receivables originated by a Dutch Originator and sold to Huntsman International, then contributed, transferred, assigned and conveyed to the Company and with respect to which a Participation and security interest were granted by the Company to the Trust.

“Dutch Receivables Purchase Agreement” means the Dutch Receivables Purchase Agreement, between the Dutch Originators and the Contributor as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents, and attached as Attachment 1 to the Omnibus Receivables Purchase Agreement.

“Early Amortization Event” shall have, with respect to any Series, the meaning assigned in Section 7.01 of the Pooling Agreement (without taking into account any Supplements) and in any Supplement for such Series.

“Early Amortization Period” shall have, with respect to any Series, the definition assigned to such term in Section 7.01 of the Pooling Agreement (without taking into account any Supplements) and in any Supplement for such Series.

“Early Originator Termination” shall have the meaning assigned in Section 7.01 (or other corresponding section) of the applicable Origination Agreement.

“Early Program Termination” shall have the meaning assigned in Section 7.02 (or other corresponding section) of the applicable Origination Agreement.

“ECI Holder” shall mean any holder of an Exchangeable Company Interest, but only to the extent of such Exchangeable Company Interest.

“Effective Date” shall mean December 21, 2000.

“Eligible Institution” shall mean (a) with respect to accounts in the United States a depositary institution or trust company (which may include the Trustee and its Affiliates) organized under the laws of the United States of America or any one of the States thereof or the District of Columbia; provided, however, that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) the unsecured and uncollateralized debt obligations of such depositary institution or trust company are rated in one of the two highest long-term or short-term rating categories by each Rating Agency and (iii) such depositary institution or trust company has a combined capital and surplus of at least $100,000,000 and (b) with respect to accounts outside the United States an entity authorized to accept deposits in the relevant jurisdiction which has unsecured and uncollateralized debt obligations rated in one of the two highest long-term or short-term rating categories by each Rating Agency.

“Eligible Investments” shall mean any book entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)           direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any OECD Country;

(b)           federal funds, demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America, any state thereof (or any domestic branch of a foreign bank) or any OECD Country and subject to supervision and examination by federal, state or foreign banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies rating such investment in the highest investment category granted thereby;

(c)           commercial paper rated, at the time of the investment or contractual commitment to invest therein, in the highest rating category by each Rating Agency rating such commercial paper;

(d)           investments in money market funds (including funds for which the Trustee or any of its Affiliates is investment manager or adviser) rated in the highest rating category by each Rating Agency rating such money market fund (provided that, if such Rating Agency is S&P, such rating shall be “AAA”);

(e)           bankers acceptances issued by any depository institution or trust company referred to in clause (b) above; or

(f)            repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America, any OECD Country or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or such OECD Country, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

provided that “Eligible Investments” shall exclude any obligations which are:

(i)            issued by the United Kingdom government or by any governmental entity or body (whether local or national) of the United Kingdom;

(ii)           issued by a company resident in the United Kingdom (or by any other body of persons having its main seat of business in the United Kingdom);

(iii)          issued by a company (or other body of persons) through a branch situated in the United Kingdom or for the purposes of a business carried on in the United Kingdom;

(iv)          secured on assets situated in the United Kingdom;

(v)           represented by instruments in bearer form which instruments are at any time physically situated in the United Kingdom; or

(vi)          represented by instruments in registered form which are registered in a register kept in the United Kingdom.

“Eligible Obligor” shall mean, as of any date of determination, each Obligor in respect of a Receivable that satisfies the following eligibility criteria:

(a)           it is located in an Approved Obligor Country;

(b)           it is not Huntsman International or an Affiliate thereof; and

(c)           it is not the subject of any voluntary or involuntary bankruptcy proceeding.

“Eligible Receivable” shall mean, as of any date of determination, each Receivable owing by an Eligible Obligor that as of such date satisfies the following eligibility criteria:

(a)           it is not a Defaulted Receivable;

(b)           the goods related to it shall have been shipped and the services related to it shall have been performed and such Receivable shall have been billed to the related Obligor;

(c)           it arose in the ordinary course of business from the sale of goods, products and/or services by the related Originator and in accordance with the Policies of such Originator and, at such date of determination, the related Origination Agreement has not been terminated as to such Originator;

(d)           it does not contravene any applicable law, rule or regulation and the related Originator is not in violation of any law, rule or regulation in connection with it, in each case which in any way would render such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable;

(e)           it is not a Receivable for which an Originator has established a specific offsetting reserve; provided that a Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

(f)            it is not a Receivable with original payment terms in excess of 120 days from the first day of the month following the month in which an invoice was created (“Net Terms”); provided that a receivable may have Net Terms greater than 120 days if each Funding Agent has consented thereto;

(g)           the related Originator or Obligor is not in default in any material respect under the terms of the Contract, if any, from which such Receivable arose;

(h)           (i) all right, title and interest in such Receivable has been legally and validly, directly or indirectly, sold to the Contributor by the related Originator and contributed by Huntsman International to the Company pursuant to the related Origination Agreement, or (ii) all right, title and interest in such Receivable has been legally and validly, directly or indirectly, transferred, assigned or sold to the Company by the related Originator pursuant to the related Origination Agreement;

(i)            (i) the Company will either have legal and beneficial ownership therein or a continuing first priority perfected security interest therein free and clear of all Liens other than Permitted Liens and (ii) such Receivable has been the subject of a grant of a Participation and security interest by the Company to the Trust and the subject of the grant of a continuing first priority perfected security interest therein from the Company to the Trust free and clear of all Liens other than such Permitted Liens;

(j)            the Contract related to such Receivables (i) expressly prohibits any offset, counterclaim, or defense with respect to such Receivables or (ii) does not contain such prohibition but (x) the Obligor with respect to such Receivables is not a supplier of goods or services purchased by the Originator of such Receivables or (y) the Aggregate Receivables Amount has been reduced by the Potential Offset Amount; provided that the aggregate Principal Amount of all such Receivables described in clause (ii) above does not exceed 10% of the Aggregate Receivables Amount;

(k)           it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

(l)            as of the date of contribution or sale, as the case may be, of such Receivable, neither of the Company nor any Originator has (i) taken any action in contravention of the terms of any Transaction Document that would impair the rights of the Trustee or the Investor Certificateholders therein or (ii) failed to take any action required to be taken by the terms of any Transaction Document that was necessary to avoid impairing the rights therein of the Trustee or Investor Certificateholders with respect to such Receivables;

(m)          as of the date of purchase of such Receivable, each of the representations and warranties made in the applicable Origination Agreement by the related Originator with respect to such Receivable is true and correct in all material respects;

(n)           at the time any such Receivable was contributed by the Contributor to the Company under the Contribution Agreement, no Insolvency Event had occurred with respect to the Contributor or the Company;

(o)           the governing law of the related Contract is the law of an Approved Contract Jurisdiction;

(p)           it is not subject to any withholding taxes of any applicable jurisdiction or political subdivision and is assignable free and clear of any sales or other tax, impost or levy, unless an appropriate reserve, as determined by each Funding Agent, is made for such tax liability;

(q)           the Obligor of which is not a Government Obligor or an individual;

(r)            either (i) the Contract related to such Receivable does not expressly prohibit, or require consent to be obtained from the related Obligor in connection with, a sale, transfer, assignment or conveyance of such Receivable, (ii) if such consent is required, the related Obligor has consented in writing in accordance with the terms of the Contract and applicable laws or (iii) the Contract related to such Receivable is governed by the laws of a State of the United States, the assignment thereof is subject to Sections 9-406 and 9-407 of the UCC (or similar applicable provision) of such State which permits the effective assignment of such Receivable and the related rights under such Contract against the Obligor of such Receivable notwithstanding the failure of the assignor to obtain the consent of the Obligor in connection with such assignment;

(s)           it is denominated and payable only in an Approved Currency;

(t)            the Obligor of which has not defaulted on any payment obligation to an Originator at any time during the three year period preceding the contribution or sale of such

Receivable to the Company, other than any payments which the Obligor has disputed in good faith;

(u)           either the Trust is excluded from the definition of “investment company” pursuant to Rule 3a-7 under the 1940 Act, or such Receivable is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the 1940 Act;

(v)           all required consents, approvals, authorizations or notifications necessary for the creation and enforceability of such Receivable and the effective contribution by the Contributor to the Company and grant of a Participation and grant of a security interest by the Company to the Trust shall have been obtained or made with respect to such Receivable;

(w)          constitutes an account (and not an “instrument” or “chattel paper” unless such “instrument” or “chattel paper” has been stamped in the manner set forth in Section 2.01(b) of the Pooling Agreement) within the meaning of Section 9-102 of the UCC that governs the perfection of the interest granted therein);

(x)            no Originator Termination Event has occurred with respect to the Originator of such Receivable;

(y)           the Company has the benefit of any existing marine insurance policy naming Huntsman Corporation as named insured to the extent the benefits of such policy extend to the Company;

(z)            if the Servicer Guarantor’s corporate credit rating by S&P is less than “B” or the corporate family rating by Moody’s is less than “B2” and the Originator of such Receivables is located in Spain, the Obligor of such Receivables has been instructed to make payments with respect to such Receivable to a Collection Account in the name of the Company;

(aa)         if it is transferred under the French Receivables Purchase Agreement, it is governed by French law and the Obligor of such Receivable is a French Obligor or an Obligor located in the Netherlands or Belgium;

(bb)         the Obligor has been instructed to make payments in respect of such Receivable to the relevant Collection Account and such instructions have not been modified or revoked; and

(cc)         if it is transferred under the Belgian Receivables Purchase Agreement, the Obligor of such Receivable has been notified of the transfer of such Receivable by the relevant Belgian Originator to the Contributor under the Belgian Receivables Purchase Agreement, by the Contributor to the Company under the Contribution Agreement and by the Company to the Trust under the Pooling Agreement;

provided that (A) Acquired Line of Business Receivables originated by an Eligible Obligor shall constitute Eligible Receivables only to the extent that the requirements of Section 2.09(e)

of the Pooling Agreement have been satisfied and all other criteria with respect to Eligible Receivables set forth in the definition thereof are satisfied with respect to any such Acquired Line of Business Receivable and (B) Receivables originated with respect to Excluded Designated Lines of Business shall constitute Eligible Receivables only to the extent provided in Section 2.10(c) of the Pooling Agreement and so long as all criteria with respect to Eligible Receivables set forth in the definition thereof are satisfied with respect to any such Receivable originated with respect to an Excluded Designated Line of Business.

“Enhancement” shall mean, with respect to any Series, (i) the funds on deposit in or credited to any bank account (or subaccount thereof) of the Trust, (ii) any surety arrangement, any letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, currency swap or other contract, agreement or arrangement, in each case for the benefit of any Investor Certificateholders of such Series, as designated in the applicable Supplement and (iii) the subordination of one Class of Investor Certificates in a Series to another Class in such Series or the subordination of any Interest to the Investor Certificates of such Series.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“Euro” shall mean the legal currency of the member states of the European Union that adopt the single currency in accordance with the European Community Treaty.

“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Eurocurrency Rate” shall have the meaning given such term in the Series Supplement with respect to any applicable Series.

“European Originators” shall mean (i) the Dutch Originators, the Belgian Originators, the UK Originators, the Italian Originators, the Spanish Originators and the French Originators and (ii) after the Initial Issuance Date, any Approved Originator which is located in Europe.

“European Receivables Purchase Agreements” shall mean, collectively, the Dutch Receivables Purchase Agreement, the Belgian Receivables Purchase Agreement, the UK Receivables Purchase Agreement, the Italian Receivables Purchase Agreement, the Spanish Receivables Purchase Agreement and the French Receivables Purchase Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned in Section 5.11(a) of the Pooling Agreement.

“Exchange Notice” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned in Section 5.11(a) of the Pooling Agreement.

“Exchange Register” shall have the meaning assigned in Section 5.11(a) of the Pooling Agreement.

“Exchangeable Company Interests” shall mean the Company’s exclusive beneficial ownership interest in the Participation Assets subject to any security interests granted by the Company under the Pooling Agreement.

“Excluded Designated Line of Business” shall mean any Designated Line of Business identified by notice given pursuant to Section 2.10 of the Pooling Agreement as an “Excluded Designated Line of Business”.

“Execution Date” shall mean the date of execution of the UK Receivables Purchase Agreement and the Contribution Agreement, which shall be at least one Business Day prior to the Effective Date.

“Federal Funds Effective Rate” shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. New York Time on such day on such transactions received by the relevant Funding Agent from three (3) Federal funds brokers of recognized standing selected by it in its sole discretion.

“Fiscal Period” shall have the meaning assigned to such term in the Servicing Agreement.

“Force Majeure Delay” shall mean, with respect to the Master Servicer or any agent thereof, any cause or event which is beyond the control and not due to the negligence of the Master Servicer or such agent that delays, prevents or prohibits the Master Servicer’s delivery of Daily Reports and/or Monthly Settlement Reports, including acts of God, floods, fire, explosions of any kind, snowstorms and other irregular weather conditions and mass transportation disruptions, but shall not include strikes; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the Master Servicer shall have given the Company, the Trustee and each Funding Agent written notice thereof as soon as reasonably possible under the circumstances after the beginning of such delay.

“Foreign Clearing Agency” shall mean each of Clearstream and Euroclear.

“Foreign Government Obligor” shall mean any government of a nation or territory outside the United States or any subdivision thereof or any agency, department or instrumentality thereof.

“Forward Rate” shall mean, with respect to any Series, the forward exchange rate of the applicable maturity indicated by the FX Counterparty or the Trustee, for currency exchange into United States Dollars of the Pound Sterling, the Euro and any additional Approved Currency.

“Fractional Undivided Interest” shall mean a fractional undivided interest, which, with respect to any Investor Certificate, can be expressed as a percentage of the interest in the Participation Assets represented by the Series or Class in which it was issued by taking the percentage equivalent of a fraction the numerator of which is the principal amount of such Investor Certificate and the denominator of which is the aggregate principal amount of all Investor Certificates of such Series or Class.

“French Originator” shall mean any of (i) Tioxide Europe S.A.S., (ii) Huntsman Surface Sciences (France) S.A.S. and (iii) after the Initial Issuance Date, any Approved Originator incorporated in France.

“French Receivables” shall mean the Receivables originated by a French Originator and sold to Huntsman International, then contributed transferred, assigned and conveyed to the Company and with respect to which a Participation and security interest were granted by the Company to the Trust.

“French Receivables Purchase Agreement” shall mean the French Receivables Subrogation Agreement between, inter alias, the French Originators and the Contributor, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents, and attached as Attachment 3 to the Omnibus Receivables Purchase Agreement.

“Funding Agent” shall mean, with respect to any Series, the Person, if any, so designated in the related Supplement and the term “Funding Agent” shall only refer to any Administrative Agent if designated in such related Supplement.

“Funding Amount” shall mean, with respect to any Series, the amount so designated in the Asset Purchase Agreement with respect to such Series.

“FX Counterparty” shall mean, with respect to any Series, (i) on the Effective Date, JPMorgan Chase Bank, N.A.; and (ii) thereafter, any FX counterparty in any FX Hedging Agreement, which has a short-term unsecured rating of at least “A-1” by S&P and “P-1” by Moody’s and is located outside the United Kingdom.

“FX Forward Transaction” shall mean a transaction pursuant to a FX Hedging Agreement between the Trustee and a FX Counterparty whereby the Trustee agrees to sell at a certain date, a certain amount of any U.S. Dollars, Pounds Sterling or Euros at the Forward Rate and the FX Counterparty agrees to deliver U.S. Dollars, Pounds Sterling or Euros on such date, and whereby the maturity of any FX Forward Transaction, unless otherwise specified with respect to a Series in the related Series Supplement, is equal to (i) if Days Sales Outstanding are less than or equal to forty five (45) days, three calendar months; (ii) if Days Sales Outstanding are greater than 45 days, but less than or equal to 60 days, four (4) calendar months; and (iii) if Day Sales Outstanding are greater than 60 days, such monthly period as is determined by the Administrative Agent with the consent of the Funding Agents; provided further that if, the Invested Amount with respect to a Series has not been reduced to zero at the applicable Scheduled Maturity Date for such Series, the Trustee will enter into the last set of FX Forward Transactions which will mature on the Business Day immediately preceding the Final Maturity Date for such Series.

“FX Hedging Agreement” shall mean, with respect to any Series, a currency hedge agreement (including any FX Forward Transactions thereunder) pursuant to a 1992 International Swaps and Derivatives Association Master Agreement between the Trustee and a FX Counterparty.

“FX Hedging Policy” shall mean the currency hedge policy attached as Schedule 5 to the Pooling Agreement.

“GAAP” shall mean generally accepted accounting principles in the respective jurisdiction of incorporation of the relevant entity, as in effect from time to time.

“General Opinion” shall mean, with respect to any action of the Master Servicer, the Company or an Originator, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary corporate action on the part of the Master Servicer, the Company or such Originator, as the case may be, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Master Servicer, the Company or an Originator, as the case may be, enforceable against such party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity or subject to similar exceptions), (iii) such action does not violate any organizational documents or require any consent or filing thereunder, (iv) such action does not result in a breach of, or default under any material contractual obligation of such party, or creation of any Lien, pursuant thereto and (v) any condition precedent to any such action specified in the applicable Transaction Document, if any, has been complied with.

“General Reserve Account” shall have the meaning assigned to such term in Section 3.01(a) of the Pooling Agreement.

“GOP” shall mean MatlinPatterson Global Opportunities Partners L.P. and any other entity managed by its investment advisor, MatlinPatterson Global Advisers LLC.

“Governmental Authority” shall mean any nation or government, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Obligor” shall mean any U.S. Government Obligor, any U.S. State/Local Government Obligor or Foreign Government Obligor.

“Guaranteed Obligations” shall mean the obligations of the Master Servicer as set forth under Article VII of the Servicing Agreement.

“Historical Receivables Information” means historical numerical information regarding Receivables relating to periods prior to the date on which any Originator became an Additional Originator or the date on which an Acquired Line of Business has become an Approved Acquired Line of Business, to the extent that such information is necessary to calculate, among other things, the Aged Receivables Ratio, the Default Ratio, the Delinquency Ratio, the Dilution Horizon, the Dilution Horizon Factor, the Dilution Ratio and the Day Sales Outstanding and such calculations require numerical information relating to periods prior to such date; provided that with respect to any Additional Originator or Approved Acquired Line of Business such calculation shall, to the extent applicable, be performed using Historical Receivables Information with respect to such Additional Originator or Approved Acquired Line of Business.

“Holders” shall mean any or all of the Investor Certificateholders, the holders of Subordinated Company Interests and the holder of the Exchangeable Company Interests.

“Huntsman BV” shall mean Huntsman Holland B.V., a limited liability company organized under the laws of The Netherlands and its successors and permitted assigns.

“Huntsman Europe” shall mean Tioxide Europe Ltd., a corporation organized under the laws of England and Wales and its successors and permitted assigns.

“Huntsman Group” shall have the meaning assigned to such term within the definition of “Change of Control”.

“Huntsman International” shall mean Huntsman International LLC, a limited liability company organized under the laws of the State of Delaware and its successors and permitted assigns.

“Huntsman Propylene” means Huntsman Propylene Oxide Ltd., a limited partnership organized under the laws of Texas.

“Indebtedness” shall mean, with respect to any Person at any date, (i) all indebtedness of such Person for borrowed money, (ii) any obligation owed for the deferred purchase price of property or services which purchase price is evidenced by a note or similar written instrument, (iii) note payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) that portion of obligations of such Person under capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP and (v) all liabilities of the type described in the foregoing clauses (i) through (iv) secured by any Lien (other than Permitted Liens and Liens on receivables that are not Receivables) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indemnified Person” shall have the meaning assigned to such term in Section 10.17 of the Pooling Agreement or any subscription agreement with respect to any Series, as applicable.

“Indemnifying Person” shall have the meaning assigned to such term in any subscription agreement with respect to any Series, as applicable.

“Independent Public Accountants” shall mean, with respect to any Person, any independent certified public accountants of nationally recognized standing, or any successor thereto, (who may also render other services to the Company, the Master Servicer or an Originator); provided that such firm is independent with respect to such Person within the meaning of Rule 2-01(b) of Regulation S-X under the Securities Act.

“Ineligibility Determination Date” shall have the meaning assigned in Section 2.05(a) of the Pooling Agreement.

“Ineligible Receivable” shall, (i) as used in the Origination Agreements, have the meaning specified in each Origination Agreement, and (ii) as used in all other Transaction Documents, have the meaning specified in Section 2.05(a) of the Pooling Agreement.

“Information” shall have the meaning specified in Exhibit G to the Series 2000-1 Supplement.

“Initial Contribution” shall mean the first contribution (if any) of Receivables and Receivables Assets related thereto, made pursuant to Section 2.01 of the Contribution Agreement.

“Initial Contribution Date” shall mean the date on which the Initial Contribution is made.

“Initial Issuance Date” shall mean December 21, 2000.

“Initial Invested Amount” means in respect of any Series, the amount identified as the “Initial Invested Amount” for such Series in the Supplement for such Series.

“Inland Revenue” shall mean the United Kingdom Inland Revenue.

“Insolvency Event” shall mean, with respect to any Person, (i) a court having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under Applicable Insolvency Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal, state or foreign law now or hereafter in effect and shall not be stayed; (ii)(A) an involuntary case is commenced against such Person under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of the property of such Person, shall have been entered, an interim receiver, trustee or other custodian of such Person for all or a substantial part of the property of such Person is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Person, and (B) any event referred to in clause (ii)(A) above continues for 60 days unless dismissed, bonded or discharged; (iii) such Person shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by such Person of any general assignment for the benefit of creditors; (v) the inability or failure of such Person generally to pay its debts as such debts become due; or (vi) the Board of Directors of such Person authorizes action to approve any of the foregoing.

“Institutional Accredited Investor” shall mean an institutional accredited investor, within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Interest” shall mean any interest in the Participation Assets issued pursuant to the Pooling Agreement or any Supplement.

“Internal Operating Procedures Memorandum” shall mean the internal operating procedures memorandum of the Trustee, a copy of which is attached as Schedule 6 to the Pooling Agreement, as the same may be amended from time to time with the prior written approval of the Master Servicer and the Administrative Agent.

“International Fuels” shall mean Huntsman International Fuels L.P., a limited partnership organized under the laws of Texas.

“Invested Amount” shall, with respect to any Series, the amount specified as the “Invested Amount” for such Series in the Supplement for such Series.

“Invested Percentage” shall mean, with respect to any Series, the percentage specified as the “Invested Percentage” for such Series in the Supplement for such Series.

“Investment” shall mean the making by the Company of any advance, loan, extension of credit or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or the making by the Company of any other investment in, any Person.

“Investment Earnings” shall have the meaning assigned in Section 3.01(e) of the Pooling Agreement.

“Investor Certificateholder” shall mean the holder of record of, or the bearer of, any Investor Certificate issued with respect to a particular Series.

“Investor Certificateholders’ Interest” shall have the meaning assigned in Section 3.01(b)(iii) of the Pooling Agreement.

“Investor Certificates” shall mean the Certificates executed by the Trustee and authenticated by or on behalf of the Trustee, substantially in the form attached to the applicable Supplement, but shall not include the Exchangeable Company Interests, the Subordinated Company Interests or any other Interests held by the Company.

“Issuance Date” shall mean, with respect to any Series, the date of issuance of such Series, or the date of any increase to the Invested Amount of such Series, as specified in the related Supplement.

“Italian Originator” shall mean any of (i) Tioxide Europe S.r.l., (ii) Huntsman Surface Sciences Italia S.r.l., (iii) Huntsman Patrica S.r.l. and (iv) after the Initial Issuance Date, any Approved Originator incorporated in Italy.

“Italian Receivables” shall mean the Receivables originated by an Italian Originator and sold to Huntsman International, then contributed, transferred, assigned and conveyed to the Company with respect to which a Participation and security interest were granted by the Company to the Trust.

“Italian Receivables Purchase Agreements” shall mean (a) the Italian Receivables Purchase Agreement among Huntsman Italian Receivables Finance S.r.l., as purchaser, Tioxide Europe S.r.l., Huntsman Surface Sciences Italia S.r.l. and Huntsman Patrica S.r.l., each as an originator, and Huntsman (Europe) B.V.B.A., as master servicer, and (b) the Onward Sale Agreement among Huntsman Italian Receivables Finance S.r.l., as onward seller, Huntsman International LLC, as onward purchaser, and Huntsman (Europe) B.W.B.A., as master servicer, in each case as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents, and attached as Attachments 4 and 5, respectively, to the Omnibus Receivables Purchase Agreement.

“Junior Claims” shall mean any and all rights of the Company of any kind in the Participation Assets (other than any rights of the Company in the Participation Assets with respect to the Exchangeable Company Interests, if any), including any right to receive any distribution pursuant to the terms of any Supplement (other than any right of the Company to receive any distribution with respect to the Exchangeable Company Interests, if any).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided, however, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a “Lien” from and after the time (x) (i) any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee and any Funding Agent a written statement of the amount of such lien together with written evidence of payment of such amount, or (ii) such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA and (y) the consent of each Funding Agent is obtained.

“Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement dated as of October 10, 2000, between the Contributor, as Shareholder and Donald J. Puglisi, as the Special Member.

“Lien Creation” shall mean the creation, incidence, assumption or suffering to exist by the Company or an Originator of any Lien upon the Receivables, Related Property or the proceeds thereof.

“Liquidation Servicer” shall mean PricewaterhouseCoopers LLP and its successors and assigns.

“Liquidation Servicer Agreement” shall mean the letter agreement, dated as of April 18, 2006, between the Liquidation Servicer and the Trustee, attached as Schedule 4 to the Servicing Agreement.

“Liquidation Servicer Commencement Date” shall mean the date that the Trustee gives notice to activate the appointment of PricewaterhouseCoopers LLP as the Liquidation Servicer, which shall take effect immediately, provided that the Liquidation Servicer shall commence to act as such no later than five (5) Business Days after the delivery of the Termination Notice by the Trustee to the Master Servicer.

“Liquidation Servicing Fee” shall mean the fee payable to the Liquidation Servicer as set forth in the Liquidation Servicer Agreement.

“Local Business Day” shall mean, with respect to any Originator, any day other than (i) a Saturday or a Sunday and (ii) any other day on which commercial banking institutions or trust companies in the jurisdiction in which such Originator has its principal place of business, are authorized or obligated by law, executive order or governmental decree to be closed.

“Local Servicer” shall have the meaning assigned to such term Section 2.01(c) of the Servicing Agreement.

“Margin Stock” shall have the meaning given to such term in Regulation U of the Board of Governors.

“Master Collection Accounts” shall have the meaning assigned to such term in Section 2.09 of the Contribution Agreement.

“Master Servicer” shall mean Huntsman (Europe) B.V.B.A., and any Successor Master Servicer under the Servicing Agreement.

“Master Servicer Default” shall have, with respect to any Series, the meaning assigned to such term in Section 6.01 of the Servicing Agreement and, if applicable, as supplemented by the related Supplement for such Series.

“Master Servicer Indemnified Person” shall have the meaning assigned to such term in Section 5.02(a) of the Servicing Agreement.

“Master Servicer Site Review” shall mean a review performed by the Liquidation Servicer of the servicing operations of the Master Servicer’s central site location in accordance with the Liquidation Servicer Agreement.

“Material Adverse Effect” shall mean, if used with respect to a Person, (a) a material impairment of the ability of such Person to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Person, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against such Person, (d) a material impairment of the collectibility of the Eligible Receivables taken as a whole and (e) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders of any Outstanding Series under or with respect to the Transaction Documents or the Eligible Receivables taken as a whole.

“Monthly Servicing Fee” shall have the meaning assigned to such term in Section 2.05(a) of the Servicing Agreement.

“Monthly Settlement Report” shall mean a report prepared by the Master Servicer for each Settlement Period pursuant to Section 4.02 of the Servicing Agreement, in substantially the form of Exhibit C to the Pooling Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or its successors and assigns.

“Multiemployer Plan” shall mean, with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“1940 Act” shall mean the United States Investment Company Act of 1940, as amended.

“Obligor” shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Obligor Limit” shall mean the percentage, as set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under heading (E) “Obligor Limit”, which shall represent, at any date, with respect to an Eligible Obligor, the percentage of the Principal Amount of all Eligible Receivables in the Trust at such date which are due from such Eligible Obligor for the applicable ratings category of long-term senior debt of that Obligor, or if such Obligor is unrated and is a wholly owned subsidiary, then the applicable ratings category of long term senior debt of such Obligor’s parent; provided, however, for purposes of this definition that all Eligible Obligors that are Affiliates of each other shall be deemed to be a single Eligible Obligor to the extent the Master Servicer has actual knowledge of the affiliation and in that case, the applicable debt rating for such group of Obligors shall be the debt rating of the ultimate parent of the group.

If the ratings given by S&P and Moody’s to the long term senior debt of any Obligor (or the ultimate parent of the Obligor or the affiliated group of which such Obligor is a member, as the case may be) would result in different applicable percentages under Schedule 3 to the Pooling Agreement, the applicable percentage shall be the percentage associated with the lower rating, as between S&P’s rating and Moody’s rating, of such Obligor’s (or such ultimate parent’s, as the case may be) long-term senior debt; provided that:  (i) if an Obligor (or such ultimate parent, as the case may be) is not rated by one of the Rating Agencies, then such Obligor (or the ultimate parent, as the case may be) shall be deemed to be unrated unless the Rating Agency that does not rate the Obligor consents to the application of the rating given the Obligor by the Rating Agency that does give such a rating and (ii) if an Obligor (or such ultimate parent, as the case may) does not have a long-term senior debt rating from either of the Rating Agencies, but has a short-term senior debt rating, then the applicable percentage shall be the percentage associated with the long term senior debt ratings that are equivalent to such short term senior debt ratings as set forth in the table set forth in the Receivables Specification and Exception Schedule attached to the Pooling Agreement as Schedule 3 under the heading “Obligor Limit”.  The ratings specified in the table are minimums for each percentage category, so that a rating not shown in the table falls in the category associated with the highest rating shown in the table that is lower than that rating.

“OECD Country” shall mean a country that is a member of the grouping of countries that are full members of the Organization of Economic Cooperation and Development.

“Offer Letter” shall have the meaning assigned to such term in the UK Receivables Purchase Agreement.

“Omnibus Receivables Purchase Agreement” shall mean the Amended and Restated Omnibus Receivables Purchase Agreement dated as of April 18, 2006, between, inter alios, the Company and the European Originators (other than the UK Originators) (as amended, restated or otherwise modified and in effect from time to time).

“One-Month LIBOR” shall mean, for any Accrual Period, the rate per annum, as determined by the Trustee, which is the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for U.S. Dollar deposits having a maturity of one month commencing on the first day of such Accrual Period that appears on Page 3750 of the Telerate System Incorporated Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of the Telerate System Incorporated Service, as determined by the Trustee for purposes of providing interest rates applicable to U.S. Dollar deposits having a maturity of one month in the London interbank market) at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Accrual Period.  In the event that such rate is not so available at such time for any reason, then “One-Month LIBOR” for such Accrual Period shall be the rate at which U.S. Dollar deposits in a principal amount of not less than $1,000,000 maturing in one month are offered to the principal London office of the Trustee in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Accrual Period.

“Opinion of Counsel” shall mean a written opinion or opinions of one or more counsel (who, unless otherwise specified in the Transaction Documents, may be internal counsel to the Company, the Master Servicer or an Originator) designated by the Company, the Master Servicer or an Originator, as the case may be, that is reasonably acceptable to the Trustee and each Funding Agent.

“Optional Repurchase Percentage” shall have, with respect to any Series, the meaning assigned to such term in the related Supplement for such Series.

“Optional Termination Date,” with respect to any Series shall have the meaning ascribed thereto in the related Series Supplement.

“Original Principal Amount” shall mean, with respect to any Receivable, the Principal Amount of such Receivable as of the date on which such Receivable is contributed, sold or otherwise conveyed to the Contributor or the Company, as the case may be, under the applicable Origination Agreement.

“Origination Agreements” shall mean (i) the Contribution Agreement and each Receivables Purchase Agreement; and (ii) any contribution agreement, receivables purchase agreement or corresponding agreement entered into by the Company or the Contributor (as the case may be) and any Additional Originator.

“Originator” shall mean any Approved Originator, except that for purposes of the Contribution Agreement, the term “Originator” shall not include the French Originators.

“Originator Adjustment Payment” shall have the meaning assigned to such term in Section 2.06(a) (or corresponding section) of the Origination Agreements.

“Originator Daily Report” shall mean a report prepared by an Originator on each date of contribution or sale, as the case may be, of Receivables to the Company pursuant to and in accordance with the applicable Origination Agreement, substantially in the form of Exhibit B to the Pooling Agreement.

“Originator Dilution Adjustment Payment” shall have the meaning assigned to such term in Section 2.05 (or corresponding section) of the Origination Agreements.

“Originator Documents” shall have the meaning assigned to such term in Section 7.03(b)(iii)  (or corresponding section) of the Origination Agreements.

“Originator Indemnification Event” shall have the meaning assigned to such term in Section 2.06(b) (or corresponding section) of the Origination Agreements.

“Originator Indemnification Payment” shall have the meaning assigned to such term in Section 2.06(b) (or corresponding section) of the Origination Agreements.

“Originator Indemnified Liabilities” shall have the meaning assigned to such term in Section 8.02 (or corresponding section) of the Origination Agreement.

“Originator Payment Date” shall have the meaning assigned to such term in Section 2.03(a) of the UK Receivables Purchase Agreement and the corresponding provisions of the other Receivables Purchase Agreements.

“Originator Purchase Price” shall have the meaning assigned to such term in Section 2.02 (or corresponding section) of the Receivables Purchase Agreements.

“Originator Termination Date” shall have the meaning assigned to such term in Section 7.01 (or corresponding section) of the Origination Agreements.

“Originator Termination Event” shall have the meaning assigned to such term in Section 7.01 (or corresponding section) of each Origination Agreement, or such other corresponding provision, as applicable.

“Outstanding Amount Advanced” shall mean, on any date of determination, the aggregate of all Servicer Advances remitted by the Master Servicer out of its own funds pursuant to Section 2.06 of the Servicing Agreement and Section 3A.06 of the related Supplement, less the aggregate of all related Servicer Advance Reimbursement Amounts received by the Master Servicer.

“Outstanding Investor Certificates” shall mean, at any time, Investor Certificates issued pursuant to an effective Supplement for which the Series Termination Date has not occurred.

“Outstanding Series” shall mean, at any time, a Series issued pursuant to an effective Supplement for which the Series Termination Date for such Series has not occurred.

“Parent Company” shall mean Huntsman Corporation and any successor thereto (by merger or consolidation) for so long as Huntsman Corporation or such successor entity (as applicable) owns, directly or indirectly, at least a majority of the voting capital stock of Huntsman International.

“Participation”  shall have the meaning assigned to such term in Section 2.01(a) of the Pooling Agreement.

“Participation Amount” shall have its meaning assigned to such term in Section 2.01(a) of the Pooling Agreement.

“Participation Assets” shall have the meaning assigned to such term in Section 2.01(a) of the Pooling Agreement.

“Paying Agency Agreement” shall mean the Paying Agency Agreement dated as of April 18, 2006 between Huntsman Receivables Finance LLC, the Trustee, and JPMorgan Chase Bank, N.A., as paying agent.

Paying Agent” shall mean any paying agent and co-paying agent appointed pursuant to Section 5.07 of the Pooling Agreement and, unless otherwise specified in the related Supplement of any Series and with respect to such Series, shall initially be JPMorgan Chase Bank, N.A., London Branch.

“Payment Terms Factor” shall mean for each six month period to occur after the Initial Issuance Date, a fraction calculated by the Master Servicer, the numerator of which is the sum of (i) the weighted average payment terms (based upon the Principal Amount of the Receivables and expressed as a number of days) for the Receivables contributed by the Contributor to the Company, as the case may be, (and in relation to which a Participation and a security interest are granted by the Company to the Trust) during such period and (ii) 60, and the denominator of which is 90.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Permitted Designated Line of Business Disposition” shall mean any Designated Line of Business identified on Schedule 4 to the Pooling Agreement but only to the extent that an Originator has ceased originating Receivables with respect to such Designated Line of Business between April 18, 2006 and April 17, 2007.

“Permitted Liens” shall mean, at any time, for any Person:

(a)                                  liens created pursuant to any Transaction Document;

(b)                                 liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) with respect to which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person;

(c)                                  liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Person shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which a reserve or other appropriate provisions are being maintained in accordance with GAAP; and

(d)                                 liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which a reserve or other appropriate provisions are being maintained in accordance with GAAP.

“Person” shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan” shall mean, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of August 16, 2005, by and among Huntsman International and certain of its subsidiaries form time to time party thereto (as Pledgors) and Deutsche Bank AG New York Branch (as Collateral Agent and Administrative Agent).

“Policies” shall mean the credit and collection policies of the Approved Originators, copies of which are in writing, have been previously delivered to the Trustee and the Administrative Agent, prior to or on the Series 2000-1 Issuance Date, as the same may be amended, supplemented or otherwise modified from time to time; provided that material changes to such Policies must be approved by the Administrative Agent (such consent not to be unreasonably withheld).

“Pooling Agreement” shall mean the Second Amended and Restated Pooling Agreement, dated as of April 18, 2006, among the Company, the Master Servicer and the Trustee, as the same may be further amended, restated, supplemented or otherwise modified from time to time, and including, unless expressly stated otherwise, each Supplement.

“Pooling and Servicing Agreements” shall have the meaning assigned to such term in Section 10.01(a) of the Pooling Agreement.

“Potential Early Amortization Event” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute an Early Amortization Event under the Pooling Agreement or under any Supplement.

“Potential Master Servicer Default” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Master Servicer Default under the Servicing Agreement or any Supplement.

“Potential Offset Amount” shall mean an amount determined by the Local Servicer and equal to the amount of any known potential offset, counterclaim, or defense with respect to an Eligible Receivable, and further aggregated by the Master Servicer for the purposes of calculating the Aggregate Receivable Amount.

“Potential Originator Termination Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would constitute an Originator Termination Event.

“Potential Program Termination Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would constitute a Program Termination Event.

“Pound Sterling” shall mean the legal currency of the United Kingdom.

“Principal Amount” shall mean, with respect to any Receivable, the unpaid principal amount due thereunder.

“Principal Transfer Agent” shall have the meaning assigned to such term in the Paying Agency Agreement.

“Principal Terms” shall have the meaning, with respect to any Series issued pursuant to a Company Exchange, assigned to such term in Section 5.11(c) of the Pooling Agreement.

“Program Costs” shall have, with respect to any Series, the meaning assigned to such term in the related Supplement for such Series.

“Program Termination Date” shall have the meaning assigned to such term in Section 7.02 (or corresponding section) of the Origination Agreements.

“Program Termination Event” shall have the meaning assigned to such term in Section 7.02 (or corresponding section) of the Origination Agreements.

“Publication Date” shall have the meaning assigned to such term in Section 7.02(a) of the Pooling Agreement.

“Qualified Institutional Buyer” shall have the meaning assigned to such term in Rule 144A(a) under the Securities Act.

“Rating Agency” shall mean, with respect to each Outstanding Series, any rating agency or agencies designated as such in this Annex X; provided that: (i) in the event that no Outstanding Series has been rated, whether directly or indirectly, then for purposes of the definitions of “Eligible Institution” and “Eligible Investments”, “Rating Agency” shall mean S&P and Moody’s; and (ii) except as provided in Clause (i), in the event no Outstanding Series (other than a Series of VFC Certificates) has been rated, whether directly or indirectly, any reference to “Rating Agency” or the “Rating Agencies” shall be deemed to have been deleted from the Pooling Agreement.

“Receivable” shall mean all the indebtedness and payment obligations of an Obligor to an Originator arising from the sale of merchandise or services by an Originator (and shall include (a) such indebtedness and payment obligation as may be evidenced by any invoice issued as a re-invoicing or substitution invoicing of an original invoice and (b) the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto).

“Receivable Assets” shall, as used in the Origination Agreements, have the meaning assigned in Section 2.1(a) thereof/or the respective corresponding provision of such Originator Agreement.

“Receivables Contribution Date” shall mean, with respect to any Receivable, the Business Day on which the Company receives a contribution of such Receivable from the Contributor or direct conveyance from the Originator and grants a Participation and security interest in such Receivable to the Trust.

“Receivables Purchase Agreement” shall mean (i) any of (a) the U.S. Receivables Purchase Agreement, (b) the UK Receivables Purchase Agreement, (c) the Dutch Receivables Purchase Agreement, (d) the Italian Receivables Purchase Agreements, (e) the Spanish Receivables Purchase Agreement, (f) the Belgian Receivables Purchase Agreement, and (g) the French Receivables Purchase Agreement and (ii) any receivables purchase agreement entered into by any Additional Originator and the Contributor or the Company, as the case may be, in accordance with the Transaction Documents.

“Record Date” shall mean, with respect to the initial Distribution Date, the Business Day immediately preceding such Distribution Date and, with respect to any other Distribution Date, the last Business Day of the immediately preceding Settlement Period.

“Recoveries” shall mean all amounts collected (net of out of pocket costs of collection) in respect of Charged-Off Receivables.

“Regulation U” shall mean Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Property” shall mean, with respect to any Receivable:

(a)

all of the applicable U.S. Originator’s, UK Originator’s, Dutch Originator’s, Belgian Originator’s, Italian Originator’s, Spanish Originator’s and French Originator’s respective interest in the goods, if any, relating to the sale which gave rise to such Receivable;

(b)

all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the applicable Obligor describing any collateral securing such Receivable; and

(c)

all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

including in the case of clauses (b) and (c), any rights described therein evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security.

“Relevant Amount” shall have the meaning assigned in Section 2.01(b) of the Series 2000-1 Supplement.

“Relevant Clearing System” shall mean Clearstream and Euroclear or any other clearing system which is a central securities depository for a Series, as specified in the related Supplement.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to Section (m) or (o) of Section 414 of the Code).

“Reported Day” shall have the meaning assigned to such term in Section 4.01 of the Servicing Agreement.

“Required Subordinated Amount” shall have the meaning assigned to such term, if any, set forth in the related Supplement.

“Requirement of Law” shall mean for any Person the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Notice” shall have the meaning assigned to such term in Section 6.02(a) of the Servicing Agreement.

“Responsible Officer” shall mean (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Vice President, any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and (ii) when used with respect to any other Person, any member of the Board, the Chief Executive Officer, the President, the

Chief Financial Officer, the Treasurer, any Vice President, the Controller or manager (in the case of a limited liability company) of such Person; provided, however, that a Responsible Officer shall not certify in his capacity as a Vice President as to any financial information.

“Restricted Payments” shall have the meaning assigned to such term in Section 2.08(m) of the Pooling Agreement.

“Restricted Payments Test” shall mean, on any date of determination with respect to any outstanding Series, unless otherwise specified in the related Supplement, that the Target Receivables Amount for such Series is at least equal to the sum of the Adjusted Invested Amount for such Series and the required subordinated or reserve amount for such Series, in each case as the term “Restricted Payments Test” is more specifically defined in the related Supplement.

“Revolving Period” shall have, with respect to any Outstanding Series, the meaning assigned to such term in the related Supplement.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Senior Claims” shall mean collectively the right of any holder of a VFC Certificate and the ECI Holders to receive distributions pursuant to the Transaction Documents and all other Indebtedness, obligations and liabilities of the Company to any holder of a VFC Certificate and any ECI Holder, whether existing on the Effective Date or thereafter incurred or created, under or with respect to a VFC Certificate and the Exchangeable Company Interest.

“Series” shall mean any series of Investor Certificates and any related Subordinated Company Interests, the terms of which are set forth in a Supplement.

“Series 2000-1 Issuance Date” shall have the meaning assigned to such term in the Supplement with respect to the Series 2000-1 Variable Funding Certificates.

“Series 2001-1 Indenture Supplement” shall mean the Series 2001-1 Supplement dated as of June 26, 2001 to Base Indenture among Huntsman International Asset-Backed Securities Ltd, The Chase Manhattan Bank, London Branch and Chase Manhattan Bank (Ireland) plc.

“Series 2001-1 Redemption Date” shall mean the date upon which the Series 2001-1 Term Certificates (as defined in the Series 2001-1 Supplement) and the Series 2001-1 Notes (as defined in the Series 2001-1 Indenture Supplement) have been paid in full.

“Series 2001-1 Supplement” shall mean the Series 2001-1 Supplement dated as June 26, 2001 to Amended and Restated Pooling Agreement among the Company, the Master Servicer and the Trustee.

“Series Account” shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders and the holders of the related Subordinated Company Interest of any Series or Class, as specified in any Supplement.

“Series Amount” shall mean any amount which is held in any Series Concentration Account and “Series Amounts” shall mean all such amounts.

“Series Concentration Account” shall mean any account established by the Trustee for the benefit of the Investor Certificateholders which is established as a Series Concentration Account as contemplated in Section 3.01(a) of the Pooling Agreement.

“Series Concentration Subaccount” shall have the meaning assigned to such term in Section 3.01(a) of the Pooling Agreement.

“Series Non-Principal Concentration Subaccount” shall have the meaning assigned in Section 3.01(a) of the Pooling Agreement.

“Series Principal Concentration Subaccount” shall have the meaning assigned in Section 3.01(a) of the Pooling Agreement.

“Series Termination Date” shall have, with respect to any Series, the meaning assigned in the related Supplement for such Series.

“Servicer Advance” shall mean amounts deposited in any Approved Currency by the Master Servicer out of its own funds into any Series Concentration Account pursuant to Section 2.06(a) of the Servicing Agreement.

“Servicer Advanced Reimbursement Amount” means any amount received or deemed to be received by the Master Servicer pursuant to Section 2.06(b) of the Servicing Agreement and Sections 3A.03(b) of the related Supplement of a Servicer Advance made out of its own funds.

“Servicer Guarantor” shall mean Huntsman International LLC and its successors and assigns.

“Servicing Agreement” shall mean the Second Amended and Restated Servicing Agreement, April 18, 2006, among the Company, the Master Servicer, the Servicer Guarantor and the Trustee, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Servicing Fee” shall have the meaning assigned to such term in Section 2.05(a) of the Servicing Agreement.

“Servicing Fee Percentage” shall mean 1.0% per annum.

“Servicing Guarantee” shall mean the Servicing Guarantee under Article VII of the Servicing Agreement, executed by the Servicer Guarantor in favor of the Company and the Trustee on behalf of the Trust for the benefit of the Certificateholders.

“Servicing Reserve Ratio” shall mean, as of any Settlement Report Date and continuing (but not including) until the next Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of (A) the Servicing Fee Percentage and (B) 2.0 times Days Sales Outstanding as of such earlier Settlement Report Date divided by (ii) 360.

“Settlement Period” shall mean initially the period commencing December 21, 2000 and ending on January 31, 2000.  Thereafter, Settlement Period shall mean each fiscal month of the Master Servicer.

“Settlement Report Date” shall mean, except as otherwise set forth in the applicable Supplement, the 12th day of each calendar month or, if such 12th day is not a Business Day, the next succeeding Business Day.

“Share” shall mean a share held in the Company as described in the Limited Liability Company Agreement comprising all rights held and obligations owed by the holder of such share under the terms of the Limited Liability Company Agreement and applicable law.

“Shareholder” shall mean a holder of Shares in the Company.

“Significant Subsidiary” shall mean a subsidiary of Huntsman International whose assets comprise five percent (5%) or more of the Consolidated Total Assets of Huntsman International and its consolidated subsidiaries.

“Spanish Originator” shall mean any of (i) Tioxide Europe S.L., (ii) Huntsman Performance Products Spain S.L. (f/k/a Huntsman Surface Sciences Iberica S.L.) and (iii) after the Initial Issuance Date, any Approved Originator incorporated in Spain.

“Spanish Receivables” shall mean the Receivables originated by a Spanish Originator and sold to Huntsman International, then contributed transferred, assigned and conveyed to the Company with respect to which a Participation and security interest were granted by the Company to the Trust.

“Spanish Receivables Purchase Agreement” shall mean the Spanish Receivables Purchase Agreement between, inter alia, the Spanish Originators and the Contributor (as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents), and attached as Attachment 2 to the Omnibus Receivables Purchase Agreement.

“Special Allocation Settlement Report Date” shall have the meaning assigned to such term in Section 3.01(g)(i) of the Pooling Agreement.

“Specified Bankruptcy Opinion Provisions” shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by each U.S. Originator and the Company in the legal opinion of Baker & McKenzie LLP relating to certain bankruptcy matters delivered on each Issuance Date.

“Spot Rate” shall mean, the weighted average rate or rates (weighted, if applicable or to the extent applicable), as of any date of determination, (i) for amounts hedged under the FX Hedging Policy with an FX Forward Transaction, the foreign exchange rate provided under such FX Forward Transaction for which Pound Sterling, Euro or other Approved Currency can be exchanged for U.S. Dollars on such date of determination; and (ii) for all other amounts, the foreign exchange rate provided by the FX Counterparty or the Trustee for which Pound Sterling, Euro or other Approved Currency can be exchanged for U.S. Dollars on such date of determination.

“Standby Liquidation System” shall mean a system satisfactory to the Liquidation Servicer by which the Liquidation Servicer will receive and store electronic information regarding Receivables from the Master Servicer which may be utilized in the event of a liquidation of the Receivables to be carried out by the Liquidation Servicer.

“State/Local Government Obligor” shall mean any state of the United States or local government thereof or any subdivision thereof or any agency, department, or instrumentality thereof.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors and any other banking authority, domestic or foreign, to which any Funding Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” shall mean the legal currency of the United Kingdom.

“Subordinated Company Interests” shall mean in relation to any Series, the entitlement to receive the amounts which are specified in the relevant Supplement as being payable to the holder of the Subordinated Company Interests for the Series concerned; such amounts designated to be paid out of the relevant Series Concentration Accounts and any subaccounts thereof, in each case to the extent not required to be distributed to or for the benefit of the Investor Certificateholders of the relevant Series.

“Subordinated Interest Amount” shall have, with respect to any Outstanding Series, the meaning assigned in the related Supplement for such Outstanding Series.

“Subordinated Interest Register” shall have the meaning assigned to such term in Section 5.11(d) of the Pooling Agreement.

“Subordinated Loan” shall mean a loan by the Contributor to the Trust pursuant to Sections 5.01 and 11.16 of the Series 2000-1 Supplement or equivalent provisions of any other Indenture Supplement.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Successor Master Servicer” shall mean (a) prior to the occurrence of a Master Servicer Default, and upon receipt by the Trustee of a Termination Notice or Resignation Notice, a Person nominated by the Master Servicer or a Person appointed by the Trustee which, at the time of its appointment as Servicer (i) is legally qualified and has the corporate power and authority to service the Receivables participated to the Trust, (ii) is approved by each Funding Agent, (iii) has demonstrated the ability to service a portfolio of similar receivables in accordance with high standards of skill and care in the sole determination of the Master Servicer or the Trustee, and (iv) has accepted its appointment by a written assumption in a form acceptable to the Trustee (b) following the occurrence of a Master Servicer Default, from the Liquidation Servicer Commencement Date, PricewaterhouseCoopers as

the Liquidation Servicer; provided that no such Person shall be an Successor Servicer if it is a direct competitor of Huntsman (Europe) BVBA or any Significant Subsidiary.

“Supplement” shall mean, with respect to any Series, a supplement to the Pooling Agreement complying with the terms of the Pooling Agreement, executed by the Company, the Master Servicer, the Trustee, the Servicer Guarantor and other parties listed therein in conjunction with the issuance of any Series.

“Target Receivables Amount” shall have, with respect to any Outstanding Series, the meaning specified in the related Supplement, or Annex of definitions relating thereto, as the Series Target Receivables Amount for such Outstanding Series.

“Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Tax Opinion” shall mean, unless otherwise specified in the Supplement for any Series with respect to such Series or any Class within such Series, with respect to any action, an Opinion of Counsel of one or more outside law firms to the effect that, for United States federal income tax purposes, (i) such action will not adversely affect the characterization as debt of any Investor Certificates of any Outstanding Series or Class not retained by the Company, (ii) in the case of Section 5.11 of the Pooling Agreement, the Investor Certificates of the new Series that are not retained by the Company will be characterized as debt and (iii) the Trust will be disregarded as an entity separate from the Company for U.S. federal income tax purposes.

“Term Certificates” shall mean any and all Series of shares, interests, Participations or other equivalent instruments representing fractional undivided interests in the Participation granted by the Company to the Trust with respect to the receivables, as specified in the Supplement related to such Series.

“Termination Notice” shall have the meaning assigned to such term in Section 6.01 of the Servicing Agreement.

“Timely Payment Accrual” shall mean, for the purposes of determining the Aggregate Receivables Amount, an aggregate amount of Timely Payment Discounts as of the Business Day immediately preceding the date of such determination.

“Timely Payment Discount” shall mean, with respect to any date of determination, a cash discount relating to the Receivables contributed by the Contributor to the Company (directly or indirectly), and granted by the Originators to the Obligors), as stipulated in the Contract.

“Tioxide Americas” shall mean Tioxide Americas Inc., a corporation organized under the laws of The Cayman Islands, and its successors and permitted assigns.

“Transaction Documents” shall mean the collective reference to the Pooling Agreement, the Servicing Agreement, each Supplement with respect to any Outstanding Series, the Origination Agreements, the Investor Certificates and any other documents delivered pursuant to or in connection therewith.

“Transactions” shall mean the transactions contemplated under each of the Transaction Documents.

“Transfer Agent and Registrar” shall have the meaning assigned to such term in Section 5.03(a) of the Pooling Agreement and shall initially be the Trustee.

“Transferred Agreements” shall have the meaning assigned to such term in Section 2.01(a)(vii) of the Pooling Agreement.

“Transferred Business Effective Date” shall mean June 29, 2007.

“Trust” shall mean the Huntsman Master Trust created by the Pooling Agreement.

“Trust Termination Date” shall have the meaning assigned in Section 9.01(a) of the Pooling Agreement.

“Trustee” shall mean the institution executing the Pooling Agreement as trustee, or its successor in interest, or any successor trustee appointed as therein provided.

“Trustee Force Majeure Delay” shall mean any cause or event that is beyond the control and not due to the gross negligence of the Trustee that delays, prevents or prohibits the Trustee’s performance of its duties under Article VIII of the Pooling Agreement, including acts of God, floods, fire, explosions of any kind, snowstorms and other irregular weather conditions, unanticipated employee absenteeism, mass transportation disruptions, any power failure, telephone failure or computer failure in the office of the Trustee, including failure of the bank wire system utilized by the Trustee or any similar system or failure of the Fed Wire system operated by the Federal Reserve Bank of New York and all similar events.  The Trustee shall notify the Company as soon as reasonably possible after the beginning of any such delay.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“UK Originator” shall mean any of (i) Tioxide Europe Limited, (ii) Huntsman Surface Sciences UK Ltd. and (iii) after the Initial Issuance Date, any Approved Originator which originates Receivables to Obligors located in the United Kingdom.

“UK Originator Daily Report” shall mean the report prepared by any UK Originator and attached to any offer Letter and forming part of any offer made by any UK Originator pursuant to Section 2.1 of the UK Receivables Purchase Agreement substantially in the Form of Schedule 2 to the UK Receivables Purchase Agreement;

“UK Receivables” shall mean the Receivables originated by a UK Originator and sold to Huntsman International, then contributed, transferred, assigned and conveyed to the Company and thereafter participated by the Company to the Trust.

“UK Receivables Purchase Agreement” shall mean the Amended and Restated UK Receivables Purchase Agreement among Huntsman International, as purchaser, Tioxide Europe Limited, Huntsman Petrochemicals (UK) Limited and Huntsman Surface Sciences UK Ltd., as originators, and Huntsman (Europe) B.V.B.A., as master servicer, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“UK Tax Opinion” shall mean an opinion of Clifford Chance Limited Liability Partnership relating to the United Kingdom taxation treatment of the Company in connection with the transaction documents.

“United States” for purposes of geographic description shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdictions.

“United States Person” shall mean an individual who is a citizen or resident of the United States, or a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

“U.S. Dollars” shall mean the legal currency of the United States of America.

“U.S. Dollar Shortfall” shall have the meaning specified in Section 3.01(d)(ii) of the Pooling Agreement.

“U.S. Government Obligor” shall mean the United States government or any subdivision thereof or any agency, department or instrumentality thereof.

“U.S. Originator” shall mean (i) Huntsman International LLC, (ii) Tioxide Americas Inc., (iii) Huntsman Propylene Oxide Ltd., (iv) Huntsman International Fuels L.P., (v) Huntsman Ethyleneamines Ltd., (vi) Huntsman Petrochemical Corporation., (vii) Huntsman Advanced Materials Americas Inc. and (viii) after the Initial Issuance Date, any Approved Originator which originates Receivables to Obligors located in the United States.

“U.S. Receivables” shall mean the Receivables originated by a U.S. Originator and contributed, transferred, assigned and conveyed to the Company directly or indirectly and thereafter participated by the Company to the Trust.

“U.S. Receivables Purchase Agreement” means the Second Amended and Restated U.S. Receivables Purchase Agreement dated as of April 18, 2006, among Huntsman International LLC, as purchaser, and Tioxide Americas Inc., Huntsman Propylene Oxide Ltd., Huntsman International Fuels L.P. and Huntsman Ethyleneamines Ltd., each as a seller and an originator, as amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

“Variable Funding Certificate” or “VFC Certificate” shall have the meaning assigned in Section 5.11(a) of the Pooling Agreement.

“Volume Rebate” shall mean a discount periodically granted by the Originator to Obligor, as stipulated in the Contract for achieving certain sales volume.

“Volume Rebate Accrual” shall mean, with respect to any date of determination, for the purposes of determining the Aggregate Receivables Amount, the aggregate amount of outstanding Volume Rebate balances of Receivables as of the Business Day immediately preceding the date of such determination.

“Withdrawal Liabilities” shall mean liability to a Multiemployer Plan, as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Tax Reserve Account” shall have the meaning assigned to such term in Section 3.01(a)(vi) of the Pooling Agreements.